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                                                                     EXHIBIT 5.1

17 April 2008

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
ATA Inc.                                                                        DIRECT LINE:   2842 9531
8th Floor, East Building,                                                       E-MAIL:        Anna.Chong@conyersdillandpearman.com
6 Jian Guo Men Nei Gong Yuan Xi Jie,                                                           ------------------------------------
Beijing                                                                         OUR REF:       AC/M#870816(D#266642)
China 100005                                                                    YOUR REF:
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Dear Sirs,

ATA INC. ("THE COMPANY")

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company's registration statement on form S-8 filed with the Securities and Exchange Commission (the "COMMISSION") on 17 April 2008 (the "REGISTRATION STATEMENT", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "SECURITIES ACT") of an aggregate of 3,406,107 shares, par value US$0.01 per share (the "SHARES"), of which 3,069,800 Shares are issuable pursuant to options granted under the ATA Testing Authority (Holdings) Limited Share Incentive Plan adopted by ATA Testing Authority (Holdings) Limited on 12 April 2005 and subsequently assumed by the Company by certain option assumption cancellation and waiver agreements dated 10 November 2006 and 2 October 2007 respectively and, in each case, entered into among the Company, ATA Testing Authority (Holdings) Limited and the relevant option holders (the "Assumption Agreements") and 336,307 Shares are issuable pursuant to the ATA Inc. 2008 Employee Share Incentive Plan adopted by the Company on 7 January 2008 (the "PLANS", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

For the purposes of giving this opinion, we have examined copies of the Registration Statement, the Plans and the Assumption Agreements.
We have also reviewed copies of the
memorandum and articles of association of the Company, copies of the written resolutions of the members and directors of ATA Testing Authority (Holdings) Limited both dated 12 April 2005 and written resolutions of the directors of ATA Testing Authority (Holdings) Limited dated 27 December 2006 and 1 October 2007 respectively, written resolutions of the sole director of the Company dated 10 November 2006, written resolutions of the directors of the Company dated 2 October 2007 and 27 December 2006 respectively, written resolutions of the members of the Company and of the directors of the Company both dated 7 January 2008 (together, the "RESOLUTIONS"), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 10 April 2008 (the "CERTIFICATE DATE") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the



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                                                          Conyers Dill & Pearman
ATA Inc.
17 April 2008
Page 2


authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Plans and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein,
(f) that, upon the issue of any Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) that on the date of issuance of any of the Shares the Company will have sufficient authorised but unissued shares, (h) that on the date of issuance of any award under the Plans, the Company will be able to pay its liabilities as they become due; and (i) that the Assumption Agreements are valid and binding on the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Shares by the Company pursuant to the Plans and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands in good standing (meaning solely that it has not failed to make any filing with any Cayman Islands government authority or to pay any Cayman Islands government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the Cayman Islands).

2. When issued and paid for in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7

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                                                          Conyers Dill & Pearman
ATA Inc.
17 April 2008
Page 3


of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.



Yours faithfully,



/s/ CONYERS DILL & PEARMAN
CONYERS DILL & PEARMAN